Exhibit 99.1

FOR IMMEDIATE RELEASE

DRUGMAX ANNOUNCES RESIGNATION OF CHIEF OPERATING OFFICER

Farmington, CT, August 11, 2005 – DrugMax, Inc. (Nasdaq: DMAX), a specialty pharmacy and drug distribution provider, announced today the resignation of the Company’s President and Chief Operating Officer, Mr. William L. LaGamba, effective August 12, 2005.

The Company also announced that effective immediately Mr. James Beaumariage, Senior Vice President, Operations, Familymeds, Inc. will assume the responsibilities of Mr. LaGamba related to the Company’s drug distribution business. In addition to his new responsibilities, Mr. Beaumariage will continue in his existing role as head of operations for the Company’s specialty pharmacy business.

Ed Mercadante, R.Ph., Co-Chairman and Chief Executive Officer of DrugMax, commented, “We would like to thank Bill for the role he played in bringing together DrugMax and Familymeds and we wish him well. As we continue to make progress on the integration of the Familymeds/ DrugMax merger, the Company has sharpened its focus on the significant opportunities in its pharmacy business. With the leadership of Jim Beaumariage and his entire operations team, we will draw upon our distribution capabilities to provide specialty pharmaceuticals directly to physicians, complementing our strategy of utilizing our Familymeds and Arrow brands to supply specialty pharmaceuticals to patients. In light of this emphasis, we respect Bill’s decision to pursue other areas of interest.”

About DrugMax, Inc.

DrugMax, Inc. is a specialty pharmacy and drug distribution provider formed by the merger on November 12, 2004 of DrugMax, Inc. and Familymeds Group, Inc. DrugMax works closely with doctors, patients, managed care providers, medical centers and employers to improve patient outcomes while delivering low cost and effective healthcare solutions. The Company is focused on building an integrated specialty drug distribution platform through its drug distribution and specialty pharmacy operations. DrugMax operates two drug distribution facilities, under the Valley Drug Company and Valley Drug South names, and 77 specialty pharmacies in 13 states under the Arrow Pharmacy & Nutrition Center and Familymeds Pharmacy brand names. The DrugMax platform is designed to provide services for the treatment of acute and complex health diseases including chronic medical conditions such as cancer, diabetes and pain management. The Company often serves defined population groups on an exclusive, closed panel basis to maintain costs and improve patient outcomes. DrugMax offers a comprehensive selection of brand name and generic pharmaceuticals, non-prescription healthcare-related products, and diagnostic supplies to its patients, independent pharmacies, physicians, clinics, long-term care and assisted living centers. More information about DrugMax can be found at www.drugmax.com. The Company’s online product offering can be found at www.familymeds.com.

Safe Harbor Provisions

Certain oral statements made by management from time to time and certain statements contained in press releases and periodic reports issued by DrugMax, Inc., including those contained herein, that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, are statements regarding the intent, belief or current expectations, estimates or projections of DrugMax, its directors or its officers about DrugMax and the industry in which it operates, and include among other items, statements regarding (a) DrugMax’s strategies regarding growth and business expansion, including its strategy of building an integrated specialty drug distribution platform with multiple sales channels, (b) its merger with Familymeds Group, Inc. and its plan to integrate the two companies, (c) its financing plans, (d) trends affecting its financial condition or results of operations; and (e) its ability to continue to control costs and to meet its liquidity and other financing needs. Although DrugMax believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When used in this report, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions are generally intended to identify forward-looking statements.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) management’s ability to integrate DrugMax and Familymeds and to increase sales to target physician groups, (ii) changes in the regulatory and general economic environment related to the health care and pharmaceutical industries, including possible changes in reimbursement for healthcare products and in manufacturers’ pricing or distribution policies; (iii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iv) changes in the competitive marketplace that could affect DrugMax’s revenue and/or cost bases, such as increased competition, lack of qualified marketing, management or other personnel, and increased labor and inventory costs; and (v) changes regarding the availability and pricing of the products which DrugMax distributes, as well as the loss of one or more key suppliers for which alternative sources may not be available. Further information relating to factors that could cause actual results to differ from those anticipated is included under the heading Risk Factors in DrugMax’s Form 10-Q for the quarter ended April 2, 2005 filed with the U.S. Securities and Exchange Commission. DrugMax disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

DrugMax, Inc. (Nasdaq: DMAX)

Leon Berman, IGB Group

212-477-8439

Bhavin Shah, IGB Group

212-477-8439

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